Exhibit 99.1

authID.AI Announces Results for Q2 2021

New Leadership, New Identity, New Company, New Partners

DENVER, Aug. 04, 2021 (GLOBE NEWSWIRE) -- authID.AI (www.authid.ai) [OTCQB:AUID] today announced its results for the second quarter ended June 30, 2021. The Company, previously known as Ipsidy, made strategic changes in its branding, leadership and board of directors, and continued to expand its channel partner network.

The authID platform eliminates the need for passwords by delivering secure biometric identity proofing and authentication solutions to a broad array of verticals including finance, healthcare, sharing economy, online gaming and other large data-sensitive industries. The strengthened firm is poised to capture greater share of the growing market for password alternatives and cyber threat solutions.

Financial Results for the Three Months and Six Months Ended June 30, 2021

•	Total revenue for the three months ended June 30, 2021 increased to $0.6 million from $0.3 million for the same period ended June 30, 2020. Total revenue for the six months in 2021 increased to $1.2 million from $1.1 million for the same period in 2020.

•	Net loss for the three months ended June 30, 2021 decreased by 12% to $3.1 million as compared to $3.5 million for the three months ended June 30, 2020. Net loss for the six-month period in 2021 decreased by 24% to $5.5 million from $7.3 million for the same period in 2020.

•	Basic and diluted net loss per share for the three months ended June 30, 2021 improved by 25% to $0.15 cents from $0.20 cents for the three months ended June 30, 2020. Basic and diluted net loss per share for the six months ended June 30, 2021 improved by 33% to $0.28 cents from $0.42 cents for the same period ended June 30, 2020.

•	Adjusted EBITDA loss for the three-month periods ended June 30, 2021 and June 30, 2020 was unchanged at $1.4 million. Adjusted EBITDA loss for the six-month period ended June 30, 2021 was $2.6 million as compared to $2.7 million for the same period in 2020.

•	Effective June 14, 2021, the Company completed a 1-for-30 reverse stock split of common stock in order to make it easier for investors to trade in our stock and as a necessary step before the Company’s common stock can be admitted to listing on a national exchange.

•	During the six months ended June 30, 2021, the Company received voluntary conversion notices to exchange approximately $6.2 million of convertible notes and a majority of the accrued interest into approximately 1.2 million (post-split) shares of common stock. This conversion was the primary reason for the reduction in Total liabilities outstanding from $9.3 million as of December 31, 2020 to $3.7 million as of June 30, 2021.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

The Company continued to execute upon its strategy of expanding the authID Channel Partner Network. Various agreements were executed with integration efforts underway or nearing completion with fintech companies, technology solutions providers, and payment processors who will deploy authID’s trusted identity verification and seamless FIDO2 passwordless login services with their customer portfolios in order to mitigate identity fraud, account takeover and phishing. The highlights for the six-month period ending June 30, 2021 include:

•	Rebranded as authID.ai with a new ticker symbol of AUID to best capture our vision for the future of biometric authentication and our mission to replace passwords.

•	Appointed a new management team with deep industry experience and success spearheading significant growth at market-leading technology companies. Tom Thimot joined authID as Chief Executive Officer and Board Director, and Tripp Smith joined as President and Chief Technology Officer in order to propel the Company’s next phase of growth.

•	Completed integration to Temenos core banking platform making the full complement of authID’s identity verification and authentication solutions easily available to the Temenos global portfolio. The services will be launched in the third quarter with a North American bank committed to providing a secure frictionless onboarding and passwordless banking experience for their international clientele.

•	Selected by CU NextGen, a leading provider of next generation technology solutions and platforms to US-based credit unions. CU NextGen is leveraging authID’s biometric identity authentication solution to transform the way its credit union clients recognize their members—both digitally and in person. CU NextGen has completed integration to authID with its first credit union and looks forward to rolling out authID’s services to additional clients across the United States.

•	Selected by US payment processor, On The Fly POS, who will deliver authID’s trusted identity verification and seamless passwordless login services with its card-present and payment gateway merchant portfolios.

•	Expanded our partner network in the Americas, signing an extension to our agreement with Inetum (a division of the global IT services company formerly known as Gfi), covering the North and Central American regions. The Agreement also provides access to Mexico's national identity registry, through Inetum, which when integrated to authID will enhance our identity verification services.

•	Signed an agreement with BPSmart, an innovative technology provider servicing North America and Latin America, to integrate the authID identity services into their chat-based AI-Powered, Digital Assistant Platform.

•	Added through a US channel partner various sharing-economy and ecommerce providers, including auto-rentals and property management companies, who are leveraging our biometric identity proofing services to help reduce identity fraud in digital customer onboarding.

“In the last month, we began the process of launching our exciting new authID brand with a vision to help every organization ‘Recognise their Customers” without friction or loss of privacy,” said Tom Thimot, CEO of authID.ai. “To realize our mission to eliminate passwords and become the preferred platform for biometric authentication, our new leadership team will drive success by leveraging channel partnerships as a force multiplier. The authID team will also launch our campaign to service the US market with new self-service capabilities aimed at quickly onboarding thousands of small and medium-sized businesses, who can benefit from our low-friction identity proofing and authentication services. We are confident that our product and go to market strategies will increase the demand for authID’s software as the market realizes that matching a customer biometric to access an account is more secure with less friction than traditional passwords and one-time passwords via SMS.”

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the three and six months ended June 30, 2021 filed at www.sec.gov and posted on the Company’s investor relations website.

About authID.ai:

authID.ai (Ipsidy Inc.) (OTCQB:AUID) (authID.ai). Recognise Your Customer™. Our mission is to eliminate all passwords, and to be the preferred global platform for biometric identity authentication. The authID.ai Identity as a Service (IDaaS) platform delivers a suite of biometric identity proofing and authentication solutions that establish security and trust in today’s digital world. Our vision is to enable every organization to “Recognise Your Customer” instantly, without friction or loss of privacy, powered by the most sophisticated biometric and artificial intelligence technologies.

authID.ai is headquartered in the United States and has operating subsidiaries: MultiPay in Colombia, www.multipay.com.co; Cards Plus in South Africa, www.cardsplus.co.za; Ipsidy Enterprises in the U.K. and Ipsidy Perú S.A.C. Further information on authID.ai can be found at www.authID.ai or contact us at sales@authID.ai.

authID.ai can be found at www.authID.ai.com or contact us at sales@authID.ai.com.

Contacts:

Tom Thimot, CEO	tomthimot@authid.ai
Stuart Stoller, CFO	stuartstoller@authid.ai
+1 (516) 274-8700
Media:
Emily Porro, Senior Vice President, Makovsky	eporro@makovsky.com

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy Inc. dba authID.ai and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID.ai present and future business strategies, and the environment in which authID.ai expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the Covid-19 pandemic and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which authID.ai is not fully aware at this time. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2020 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. authID.ai expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (stock options and restricted stock) and (6) certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1

Reconciliation of Net Loss to Adjusted EBITDA

	For the Quarter Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Net loss	$(3,057,610)	$(3,462,448)	$(5,547,609)	$(7,298,869)

Add Back:

Interest Expense	256,550	310,153	553,988	489,203
Debt extinguishment - loss/(gain)	(485,760)	-	(485,760)	985,842
Warrant exercise inducement expense	-	366,795	-	366,795
Severance cost	-	426,175	-	426,175
Other expense/(income)	(6,121)	(24,713)	(7,658)	(34,666)
Depreciation and amortization	314,317	321,987	624,146	647,331
Taxes	2,354	3,592	9,542	12,466
Impairment loss	-	163,822	-	1,035,629
Stock compensation	1,623,547	460,883	2,261,126	629,993

Adjusted EBITDA (Non-GAAP)	$(1,352,723)	$(1,433,754)	$(2,592,225)	$(2,740,101)

IPSIDY INC. (dba authID.ai) AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current Assets:
Cash	$1,805,414	$3,765,277
Accounts receivable, net	201,939	72,986
Current portion of net investment in direct financing lease	76,661	72,682
Inventory	138,781	254,951
Other current assets	650,308	237,769
Total current assets	2,873,103	4,403,665

Property and Equipment, net	148,493	97,829
Other Assets	136,163	240,223
Intangible Assets, net	3,941,547	4,527,476
Goodwill	4,183,232	4,183,232
Net investment in direct financing lease, net of current portion	382,671	422,021
Total assets	$11,665,209	$13,874,446

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,103,954	$2,665,132
Notes payable obligation, current portion	4,632	5,947
Capital lease obligation, current portion	30,763	39,232
Convertible debt	662,000	-
Deferred revenue	461,083	237,690
Total current liabilities	3,262,432	2,948,001

Capital lease obligation, net of current portion	-	10,562
Notes payable, net of discounts and current portion	485,760	487,339
Convertible debt	-	5,800,976
Other liabilities	-	47,809
Total liabilities	3,748,192	9,294,687

Commitments and Contingencies (Note 13)

Stockholders’ Equity:
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 21,363,027 and 19,642,401 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	2,137	1,964
Additional paid in capital	111,493,973	102,651,304
Accumulated deficit	(103,781,760)	(98,234,151)
Accumulated comprehensive income	202,667	160,642
Total stockholders’ equity	7,917,017	4,579,759
Total liabilities and stockholders’ equity	$11,665,209	$13,874,446

IPSIDY INC. (dba authID.ai) AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues:
Products and services	$565,165	$306,692	$1,141,078	$1,085,630
Lease income	12,616	14,427	25,702	29,278
Total revenues, net	577,781	321,119	1,166,780	1,114,908

Operating Expenses:
Cost of Sales	156,905	61,798	373,049	417,521
General and administrative	3,049,700	2,389,794	4,977,626	3,872,916
Research and development	347,173	190,339	669,183	620,740
Impairment loss	-	163,822	-	1,035,629
Depreciation and amortization	314,590	321,987	624,419	647,331
Total operating expenses	3,868,368	3,127,740	6,644,277	6,594,137

Loss from operations	(3,290,587)	(2,806,621)	(5,477,497)	(5,479,229)

Other Expense:
Warrant exercise inducement expense	-	(366,795)	-	(366,795)
Extinguishment of debt - gain (loss)	485,760	-	485,760	(985,842)
Other income	6,121	24,713	7,658	34,666
Interest expense, net	(256,550)	(310,153)	(553,988)	(489,203)
Other income (expense), net	235,331	(652,235)	(60,570)	(1,807,174)

Loss before income taxes	(3,055,256)	(3,458,856)	(5,538,067)	(7,286,403)

Income Tax Expense	(2,354)	(3,592)	(9,542)	(12,466)

Net loss	$(3,057,610)	$(3,462,448)	$(5,547,609)	$(7,298,869)

Net Loss Per Share - Basic and Diluted	$(0.15)	$(0.20)	$(0.28)	$(0.42)

Weighted Average Shares Outstanding - Basic and Diluted	20,248,868	17,441,164	20,003,913	17,473,583

Note: Following the reverse stock split in June 2021, net loss per share and weighted average shares outstanding were adjusted to reflect the lower number of common stock outstanding.

IPSIDY INC. (dba authID.ai) AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,547,609)	$(7,298,869)
Adjustments to reconcile net loss with cash flows from operations:
Depreciation and amortization expense	624,419	600,978
Stock-based compensation	2,261,126	629,993
Extinguishment of note payable	-	985,481
Warrant exercise inducement expense	-	366,795
Amortization of debt discounts and issuance costs	237,435	214,668
Impairment losses	-	1,059,495
Forgiveness of note payable	(485,760)	-
Changes in operating assets and liabilities:
Accounts receivable	(127,930)	(23,217)
Net investment in direct financing lease	35,371	31,796
Other current assets and other assets	(308,479)	21,984
Inventory	113,870	374,366
Accounts payable and accrued expenses	644,649	1,056,433
Deferred revenue	223,393	28,810
Other liabilities	(47,809)	-
Net cash flows from operating activities	(2,377,324)	(1,951,287)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(78,325)	(2,394)
Investment in other assets including work in progress	(10,829)	(124,870)
Other assets	-	13,462
Net cash flows from investing activities	(89,154)	(113,802)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible note payable	-	1,510,000
Payment of debt issuance costs	-	(104,800)
Proceeds from sale of common stock,	-	200,000
Proceeds from exercise of warrants	-	283,950
Proceeds from payroll protection loan	485,760	485,760
Payments on notes payable	(2,892)	-
Principal payments on capital lease obligation	(19,224)	(19,487)
Net cash flows from financing activities	463,644	2,355,423

Effect of Foreign Currencies	42,971	(42,465)

Net Change in Cash	(1,959,863)	247,869
Cash, Beginning of the Period	3,765,277	567,081
Cash, End of the Period	$1,805,414	$814,950

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$8,779	$5,296
Cash paid for income taxes	$9,853	$12,466

Modification of warrants issued with convertible debt	$-	$95,223
Exchange of notes payable and accrued interest for convertible notes payable	$-	$2,662,000
Warrant exercise with a subscription receivable	$-	$965,033
Settlement of accounts payable with issuance of common stock	$-	$8,270

Conversion of convertible notes payable and accrued interest to common stock	$6,232,340	$-
Settlement of accounts payable with issuance of stock options	$349,376	$-

For additional information, see Form 10-Q for the quarterly period ended June 30, 2021 filed at www.sec.gov.